Ubiquity’s Sprocket launches in iWebgate’s container with 800,000 users

Successful Partnership Launches with Telstra Australia’s Largest Telecom, creating major disruption and new areas of revenue.

IRVINE, CA- February 25, 2016 – Ubiquity Inc. (OTCBB: UBIQ) (“UBIQUITY” or the “Company”), a vertically integrated, technology- focused media company, has announced that its licensee iWebgate Limited through Sprocket HK Ltd. has begun to distribute Ubiquity’s Sprocket through its mobile containers. iWebgate (IWG) provides sophisticated network solutions to customers of all sizes with its unique security based platform. Its mobile containers are a secure way of housing and using apps on phones, tablets, and other devices while protecting your data and information. Telstra Corporation Limited (ASX: TLS) is Australia’s largest telecommunications company with a Market Cap of $68B and has partnership arrangements with iWebgate. IWG has worked with Haitech, a US based information technology consulting and Integration Company, to integrate Ubiquity’s patented Sprocket as the single sign-on access point for the container device. In addition, the Sprocket will be the navigational tool and operating system for all devices.

The Sprocket, which is a patented customizable social and media application that allows users to group and organize their favorite online destinations in one simple, easy to use location. IWG, which already has over 800,000 users on its existing platform, will include Ubiquity’s Sprocket- in IWG’s secure mobile containers via its Device LinkUp solution. Sprocket will enable users to engage and interact within the Telco environments safely.

The Sprocket- iWebgate partnership allows a single sign-on access and cleans the desktop up for customization. The Sprocket, designed with a patented Unified Global User Interface is comprised of a series of blades that represent the most popular services, a dashboard that provides an at a glance view of your digital life, and cross platform search that allows users to find the things you are interested in quickly and easily.

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Through iWebgate, Sprocket will be available to government agencies as well as major telecommunications platforms, such as the Telstra Marketplace, the App platform for the leading Australian telecom company. iWebgate recently received the highest possible security rating by SecureState, as leading U.S.-based information security management consulting firm.

Ubiquity has entered into a revenue share agreement with iWebgate via Sprocket Hong Kong, Ltd. The revenue share is based on a per user basis on a monthly cycle. Depending on the amount of applications used, the price per user can range from $1.00 to $2.50 per user. The revenue generated for Sprocket Hong Kong Ltd. is net of the Telstra’s service fee.

Ubiquity CEO Chris Carmichael said: “Partnering with iWebgate immediately gives 800,000 users to provide our Sprocket services through iWebgate’s secure channels. This deal creates tremendous synergies for customers looking for the best, most secure interface to online and mobile devices. We believe that “mobile as a service,” is the wave of the future and believe the Sprocket platform with iWebgate will bring the mobile solutions to life and create revenue streams that have yet to be accessed.”

Tim Gooch, CEO of iWebgate said: “Adding Sprocket into our secure containers through iWebgate’s Device LinkUp, gives the platform as a whole a greater value and adds the user interface consumers and businesses are eager for while still enjoying the most secure possible experience. In today’s world of internet and connected devices, users know that security issues are of paramount importance, and we are helping our customers, as well as their end-users, that their online and mobile experiences will be safe.”

Ubiquity, Inc. owns 51% of Sprocket Hong Kong Ltd., and receives 60% of the revenue generated from Sprocket HK Ltd.

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About Ubiquity, Inc. (OTCBB: UBIQ)

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format. Ubiquity enables the search and identification of any object and image in all video and digital media and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. Ubiquity has also developed an industry-leading, intuitive, immersive consumer experience for all web-based activity. Finally, the company allows for the personalization of all content, whether public or private, in a unique accessible way. Through Ubiquity Labs the company is leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, e-commerce, and mobile applications to support the commercialization of new technologies. In addition, Ubiquity intends to pursue strategic licensing opportunities. Ubiquity, Inc. owns 51% of Sprocket Hong Kong Ltd., and receives 60% of the revenue generated from Sprocket HK Ltd. For more information go to www.ubiquitycorp.com

About iWebGate (ASX: IWG)

iWebGate Limited (IWG) is a technology company, focused on cyber and mobile security, which provides sophisticated network solutions to organizations of all sizes. IWG was founded in 2004 in Perth, Australia, has a global operations office in Maryland, USA and has recently established operations in Europe. The Company has won a number of prestigious awards, including the worldwide winner of the Global Security Challenge, and has earned the highest NIST Compliance rating awarded by CyerRx. IWG’s software creates a new network communication environment that sits on top of, and in front of, the traditional firewall set-up. This acts as a virtual, secure and collaborative “reception area” for all connected networks. To compliment this innovation, IWG has also created an interlinking technology for connecting and commanding related devices, application and users to the network via this best practice design. This allows for the virtualized segmentation of connected networks. The software enables organizations to connect, implement and manage 3rd party security and Software as a Service (SaaS) applications and procedures via IWG’s platform. IWG’s software is currently available through the Telstra Marketplace with imminent plans to rapidly expand its offerings in the US and Europe.

About Telstra (ASX: TLS)

Telstra is Australia’s leading telecommunications and information services company, offering a full range of communications services and competing in all telecommunications markets. In Australia we provide 16.7 million mobile services, 7.3 million fixed voice services and 3.1 million retail fixed broadband services. We believe the more connected people are, the more opportunities they have. That’s why we help create a brilliant connected future for everyone, everyday. That’s why we build technology and content solutions that are simple and easy to use, including Australia’s largest and fastest national mobile network. That’s why we strive to serve and know our customers better than anyone else – offering a choice of not just digital connection, but digital content as well. And that’s why we have an international presence spanning 15 countries, including China. In the 21st Century, opportunity belongs to connected businesses, governments, communities and individuals. As Australia’s leading telecommunications and information services company, Telstra is proud to be helping our customers improve the ways in which they live and work through connection.

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Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company’s current expectations. When used in this news release, the words “estimate,” “project,” “belief,” “anticipate,” “intend,” “expect,” “plan,” “predict,” “may,” or “should,” and the negative of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company’s patents, proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company’s forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company’s 10K/A for the year ended December 31, 2014. See the sections entitled “Risk Factors” in Ubiquity’s quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

Contact:

Rubenstein PR

Loretta Mock

212-843-9207

lmock@rubensteinpr.com

Jeanne Turkheimer

212-843-8073

jturkheimer@rubensteinpr.com

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